Exhibit 10.2

[GRAPHIC OMITTED] NORWEST BANK MINNESOTA,
                  NATIONAL ASSOCIATION                            REVOLVING NOTE
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$1,500,000.00                                                   January 22, 1997

FOR VALUE RECEIVED, The Barbers, Hairstyling for Men & Women, Inc. (the "Borrower") promises to pay to the order of Norwest Bank Minnesota, National Association (the "Bank"), at its principal office or such other address as the Bank or holder may designate from time to time, the principal sum of One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000.00), or the amount shown on the Bank's records to be outstanding, plus interest (calculated on the basis of actual days elapsed in a 360-day year) accruing on the unpaid balance at the annual interest rate defined below. Absent manifest error the Bank's records will be conclusive evidence of the principal and accrued interest owing hereunder.

This Revolving Note is issued pursuant to a Term Loan and Credit Agreement of even date herewith between the Bank and the Borrower (the "Agreement"). The Agreement, and any amendments or substitutions thereto, contain additional terms and conditions including default and acceleration provisions. The terms of the Agreement are incorporated into this Revolving Note by reference. Capitalized terms not expressly defined herein shall have the meanings given them in the Agreement.

INTEREST RATE. The principal balance outstanding under this Revolving Note will bear interest at an annual rate equal to the Base Rate, floating. The Base Rate is the "base" or "prime" rate of interest established by the Bank from time to time at its principal office in Minneapolis, Minnesota.

REPAYMENT TERMS

INTEREST. Interest will be payable on the last day of each month, beginning January 31, 1997 or on DEMAND.

PRINCIPAL. Principal and any unpaid interest, will be due on DEMAND.

ADDITIONAL TERMS AND CONDITIONS. The Borrower agrees to pay all costs of collection, including reasonable attorneys' fees and legal expenses incurred by the Bank in the event this Revolving Note is not duly paid. Demand, presentment, protest and notice of nonpayment and dishonor of this Revolving Note are expressly waived. This Revolving Note will be governed by the substantive laws of the State of Minnesota.


THE BARBERS, HAIRSTYLING FOR MEN & WOMEN, INC.


BY:   /s/ J. BRENT HANSON
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ITS:  VICE PRESIDENT AND CHIEF FINANCIAL OFFICER